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                                                                   Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brush Engineered Materials Inc. 1997 Stock Incentive Plan for Non-employee Directors (as Amended and Restated as of May 1,
2001) of our report dated January 22, 2001, with respect to the consolidated financial statements of Brush Engineered Materials Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                        /s/  ERNST & YOUNG LLP

Cleveland, Ohio
June 7, 2001